Exhibit 99.4

VENTAS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of and For the Three Months Ended March 31, 2011 and For the Year Ended December 31, 2010

On October 22, 2010, Ventas, Inc. (“Ventas” or the “Company”) announced that it had entered into a definitive agreement to acquire 118 private pay seniors housing communities owned and/or operated by Atria Senior Living Group, Inc. (“Atria”) (including assets owned by Atria’s affiliate One Lantern Senior Living Inc (“One Lantern”)) from funds affiliated with Lazard Real Estate Partners LLC for a purchase price of approximately $3.1 billion, comprised of $1.35 billion in Ventas common stock (a fixed 24.96 million shares based on Ventas’s 10-day volume weighted average price as of October 20, 2010 of $54.09), $150 million in cash and the assumption or repayment of approximately $1.6 billion of debt and capital lease obligations, less assumed cash.

On February 28, 2011, Ventas announced that it had entered into a definitive agreement to acquire Nationwide Health Properties, Inc. (“NHP”) in a stock-for-stock transaction valued at approximately $7.4 billion.  Under the terms of the agreement, in the merger, NHP stockholders will receive a fixed exchange ratio of 0.7866 shares of Ventas common stock for each share of NHP common stock they own.

The following unaudited pro forma condensed consolidated financial information sets forth:

•                  The historical consolidated financial information of Ventas as of and for the three months ended March 31, 2011, derived from Ventas’s unaudited consolidated financial statements, and the historical consolidated statement of income for the year ended December 31, 2010, derived from Ventas’s audited consolidated financial statements;

•                  Pro forma adjustments to give effect to Ventas’s 2010 acquisitions and other investments, dispositions and significant debt activity on Ventas’s consolidated statement of income for the year ended December 31, 2010, as if these transactions occurred on January 1, 2010;

•                  The historical consolidated financial information of Atria and One Lantern as of and for the three months ended March 31, 2011, derived from Atria’s and One Lantern’s unaudited condensed consolidated financial statements, respectively, and the historical consolidated statements of income for the year ended December 31, 2010, derived from Atria’s and One Lantern’s audited consolidated financial statements, respectively;

•                  Pro forma adjustments to give effect to Ventas’s acquisition of Atria and One Lantern on Ventas’s consolidated balance sheet as of March 31, 2011, as if the acquisition closed on March 31, 2011;

•                  Pro forma adjustments to give effect to Ventas’s acquisition of Atria and One Lantern on Ventas’s consolidated statements of income for the three months ended March 31, 2011 and for the year ended December 31, 2010, as if the acquisitions closed on January 1, 2010;

•                  Pro forma adjustments to give effect to Ventas’s February 2011 equity issuance and related debt activity on Ventas’s consolidated statements of income for the three months ended March 31, 2011 and year ended December 31, 2010 as if the transactions occurred on January 1, 2010, which was completed in contemplation of the acquisitions of Atria and One Lantern;

•                  The historical consolidated financial information of NHP as of and for the three months ended March 31, 2011, derived from NHP’s unaudited consolidated financial statements, and the historical consolidated statement of income for the year ended December 31, 2010, derived from NHP’s audited consolidated financial statements;

•                  Pro forma adjustments to give effect to NHP’s 2011 and 2010 acquisitions and other investments, dispositions, significant debt activity and equity issuances on NHP’s consolidated statements of income for the three months ended March 31, 2011 and for the year ended December 31, 2010, as if these transactions occurred on January 1, 2010;

•                  Pro forma adjustments to give effect to Ventas’s acquisition of NHP on Ventas’s consolidated balance sheet as of March 31, 2011, as if the acquisition closed on March 31, 2011; and

•                  Pro forma adjustments to give effect to Ventas’s acquisition of NHP on Ventas’s consolidated statements of income for the three months ended March 31, 2011 and for the year ended December 31, 2010, as if the acquisition closed on January 1, 2010.

Certain assets and liabilities of Atria and One Lantern included in the historical consolidated financial information consisting primarily of certain working capital, property leases, insurance items and property management services will not be acquired and have been so reflected in the pro forma adjustments.  Also, certain intercompany activity between Atria, One Lantern and NHP has been eliminated in the pro forma adjustments.

These unaudited pro forma condensed consolidated financial statements are prepared for informational purposes only and are based on assumptions and estimates considered appropriate by Ventas’s management; however, they are not necessarily indicative of what Ventas’s consolidated financial condition or results of operations actually would have been assuming the transactions had been consummated as of the dates indicated, nor do they purport to represent the consolidated financial position or results of operations for future periods. These unaudited pro forma condensed consolidated financial statements do not include the impact of any synergies that may be achieved in the transactions or any strategies that management may consider in order to continue to efficiently manage Ventas’s operations.  This pro forma condensed consolidated financial information should be read in conjunction with:

•                  Ventas’s unaudited condensed consolidated financial statements and the related notes thereto as of March 31, 2011 and for the three months ended March 31, 2011 included in the Company’s Quarterly Report on Form 10-Q for the quarter then ended, filed with the Securities and Exchange Commission (“SEC”) on May 6, 2011;

•                  Ventas’s audited consolidated financial statements and the related notes thereto as of and for the year ended December 31, 2010 included in the Company’s Annual Report on Form 10-K for the year then ended, filed with the SEC on February 18, 2011;

•                  Atria’s and One Lantern’s unaudited condensed consolidated financial statements and the related notes thereto as of March 31, 2011 and for the three months ended March 31, 2011 included herein;

•                  Atria’s and One Lantern’s audited consolidated financial statements and the related notes thereto for the year ended December 31, 2010 included in the Company’s Current Report on Form 8-K, filed with the SEC on April 11, 2011;

•                  NHP’s unaudited condensed consolidated financial statements and the related notes thereto as of March 31, 2011 and for the three months ended March 31, 2011 included herein; and

•                  NHP’s audited consolidated financial statements and the related notes thereto for the year ended December 31, 2010 included in the Company’s Current Report on Form 8-K, filed with the SEC on April 11, 2011.

The acquisition of Atria, One Lantern and NHP will be accounted for using the acquisition method of accounting.  The total purchase price of approximately $10.5 billion will be allocated to the assets ultimately acquired and liabilities ultimately assumed based upon their respective fair values.  The allocations of the purchase prices reflected in these unaudited pro forma condensed consolidated financial statements have not been finalized and are based upon preliminary estimates of these fair values, which is the best available information at the current time. A final determination of the fair values of the assets and liabilities, which cannot be made prior to the completion of the acquisitions, which are anticipated to occur during 2011, will be based on the actual valuations of the tangible and intangible assets and liabilities that exist as of the dates of completion of the acquisitions. Consequently, amounts preliminarily allocated to identifiable tangible and intangible assets and liabilities could change significantly from those used in the unaudited pro forma condensed consolidated financial statements and could result in a material change in depreciation and amortization of tangible and intangible assets and liabilities.

The completion of the valuations, the allocations of purchase price, the impact of ongoing integration activities, the timing of completion of the acquisitions and other changes in tangible and intangible assets and liabilities that occur prior to completion of the acquisitions could cause material differences in the information presented.

VENTAS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of March 31, 2011

(In thousands)

	Ventas Historical	Atria Historical (A)	One Lantern Historical (B)	Atria and One Lantern Acquisition Adjustments (C)		Ventas Pro Forma for the Atria and One Lantern Acquisition	NHP Historical (D)	NHP Acquisition Adjustments (E)		Total Pro Forma
Assets:
Net real estate investments	$5,389,043	$1,050,639	$721,052	$1,550,331	(F)	$8,711,065	$3,919,136	$3,463,137	(N)	$16,093,338

Cash and cash equivalents	41,899	134,637	24,615	(84,998)	(G)	116,153	51,207	—		167,360
Escrow deposits and restricted cash	35,399	27,356	33,323	(12,992)	(G)	83,086	7,192	(4,641)	(O)	85,637
Deferred financing costs, net	17,141	10,657	3,739	(14,396)	(H)	17,141	8,138	(8,138)	(H)	17,141
Other	210,616	119,795	11,849	(111,841)	(G)	230,419	168,172	11,892	(P)	410,483
Total assets	$5,694,098	$1,343,084	$794,578	$1,326,104		$9,157,864	$4,153,845	$3,462,250		$16,773,959

Liabilities and equity:
Liabilities:
Senior notes payable and other debt	$2,571,368	$1,063,164	$661,942	$255,062	(I)	$4,551,536	$1,601,797	$(38,682)	(Q)	$6,114,651
Accrued interest	34,543	218	7,466	(73)	(G)	42,154	17,392	(137)	(O)	59,409
Accounts payable and other liabilities	203,594	72,205	47,298	26,605	(J)	349,702	129,644	401,682	(R)	881,028
Deferred income taxes	238,146	27,973	—	11,890	(K)	278,009	—	—		278,009
Total liabilities	3,047,651	1,163,560	716,706	293,484		5,221,401	1,748,833	362,863		7,333,097

Redeemable OP unitholder interests	—	—	—	—		—	92,575	5,355	(S)	97,930
Commitments and contingencies

Equity:
Total stockholders’ equity	2,643,404	179,524	43,627	1,066,865	(L)	3,933,420	2,279,522	3,010,671	(T)	9,223,613
Noncontrolling interest	3,043	—	34,245	(34,245)	(M)	3,043	32,915	83,361	(U)	119,319
Total equity	2,646,447	179,524	77,872	1,032,620		3,936,463	2,312,437	3,094,032		9,342,932

Total liabilities and equity	$5,694,098	$1,343,084	$794,578	$1,326,104		$9,157,864	$4,153,845	$3,462,250		$16,773,959

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

VENTAS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

For the three months ended March 31, 2011

(In thousands, except per share amounts)

	Ventas Historical	Atria Historical (A)	One Lantern Historical (B)	Atria and One Lantern Acquisition Adjustments (C)		Ventas Pro Forma for the Atria and One Lantern Acquisition	NHP Historical (D)	NHP 2011 Transactions Adjustments (V)	Pro Forma for NHP 2011 Transactions	NHP Acquisition Adjustments (E)		Total Pro Forma
Revenues:
Rental income:
Triple-net leased	$118,603	$—	$—	$—		$118,603	$82,271	$412	$82,683	$2,376	(BB)	$203,662
Medical office buildings	24,236	—	—	—		24,236	29,515	14	29,529	(529)	(CC)	53,236
	142,839	—	—	—		142,839	111,786	426	112,212	1,847		256,898
Resident fees and services	114,502	121,703	43,147	(8,928)	(W)	270,424	—	—	—	—		270,424
Medical office building services revenue	6,957	—	—	—		6,957	—	—	—	—		6,957
Income from loans and investments	6,085	—	—	—		6,085	9,871	—	9,871	(4)	(DD)	15,952
Interest and other income	78	19,681	207	(19,804)	(W)	162	713	(8)	705	—		867
Total revenues	270,461	141,384	43,354	(28,732)		426,467	122,370	418	122,788	1,843		551,098

Expenses:
Interest	42,558	17,774	12,065	(10,556)	(X)	61,841	23,201	—	23,201	(9,290)	(EE)	75,752
Depreciation and amortization	51,759	13,497	6,004	1,733	(Y)	72,993	38,670	268	38,938	24,849	(FF)	136,780
Property-level operating expenses:
Senior living	78,111	101,668	28,729	(19,969)	(Z)	188,539	—	—	—	(744)	(O)	187,795
Medical office buildings	8,676	—	—	—		8,676	9,898	8	9,906	—		18,582
	86,787	101,668	28,729	(19,969)		197,215	9,898	8	9,906	(744)		206,377
Medical office building services costs	5,536	—	—	—		5,536	—	—	—	—		5,536
General, administrative and professional fees	14,832	11,788	179	(11,967)	(W)	14,832	7,395	—	7,395	—		22,227
Foreign currency loss	1	—	—	—		1	—	—	—	—		1
Loss on extinguishment of debt	16,520	—	—	—		16,520	—	—	—	—		16,520
Other	—	1,487	2,519	(19)	(W)	3,987	—	—	—	—		3,987
Merger related expenses and deal costs	6,449	—	—	—		6,449	5,097	—	5,097	—		11,546
Total expenses	224,442	146,214	49,496	(40,778)		379,374	84,261	276	84,537	14,815		478,726
Income (loss) before (loss) income from unconsolidated entities, income taxes, discontinued operations and noncontrolling interest	46,019	(4,830)	(6,142)	12,046		47,093	38,109	142	38,251	(12,972)		72,372
(Loss) income from unconsolidated entities	(170)	—	77	(77)	(W)	(170)	1,465	—	1,465	(42)	(GG)	1,253
Income tax benefit	3,197	667	—	(667)	(W)	3,197	—	—	—	—		3,197
Income (loss) from continuing operations	49,046	(4,163)	(6,065)	11,302		50,120	39,574	142	39,716	(13,014)		76,822
Net income (loss) attributable to noncontrolling interest	62	—	(543)	543	(M)	62	(237)	—	(237)	(1,242)	(GG)	(1,417)
Income (loss) from continuing operations attributable to common stockholders	$48,984	$(4,163)	$(5,522)	$10,759		$50,058	$39,811	$142	$39,953	$(11,772)		$78,239

Income from continuing operations attributable to common stockholders per common share:
Basic	$0.31	n/a	n/a	n/a		$0.27	$0.31	n/a	$0.32	n/a		$0.27
Diluted	$0.30	n/a	n/a	n/a		$0.26	$0.31	n/a	$0.31	n/a		$0.27

Shares used in computing earnings per common share:
Basic	160,420	n/a	n/a	27,061	(AA)	187,481	126,474	—	126,474	103,107	(HH)	290,588
Diluted	162,023	n/a	n/a	27,061	(AA)	189,084	128,890	—	128,890	103,107	(HH)	292,191

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

VENTAS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

For the year ended December 31, 2010

(In thousands, except per share amounts)

	Ventas Historical	Ventas 2010 Transactions Adjustments (V)	Pro Forma for Ventas 2010 Transactions	Atria Historical (A)	One Lantern Historical (B)	Atria and One Lantern Acquisition Adjustments (C)		Ventas Pro Forma for the Atria and One Lantern Acquisition	NHP Historical (D)	NHP 2010 and 2011 Transactions Adjustments (V)	Pro Forma for NHP 2010 and 2011 Transactions	NHP Acquisition Adjustments (E)		Total Pro Forma
Revenues:
Rental income:
Triple-net leased	$469,825	$260	$470,085	$—	$—	$—		$470,085	$307,567	$30,947	$338,514	$13,464	(BB)	$822,063
Medical office buildings	69,747	25,949	95,696	—	—	—		95,696	102,287	12,783	115,070	(2,398)	(CC)	208,368
	539,572	26,209	565,781	—	—	—		565,781	409,854	43,730	453,584	11,066		1,030,431
Resident fees and services	446,301	1,619	447,920	466,773	165,463	(33,316)	(W)	1,046,840	—	—	—	—		1,046,840
Medical office building services revenue	14,098	14,098	28,196	—	—	—		28,196	—	—	—	—		28,196
Income from loans and investments	16,412	1,024	17,436	—	—	—		17,436	26,402	5,678	32,080	(100)	(DD)	49,416
Interest and other income	484	19	503	77,789	820	(78,318)	(W)	794	2,977	(1)	2,976	—		3,770
Total revenues	1,016,867	42,969	1,059,836	544,562	166,283	(111,634)		1,659,047	439,233	49,407	488,640	10,966		2,158,653

Expenses:
Interest	178,863	9,178	188,041	71,604	47,236	(47,391)	(X)	259,490	97,329	(988)	96,341	(38,320)	(EE)	317,511
Depreciation and amortization	205,600	14,845	220,445	52,138	22,663	111,057	(Y)	406,303	134,522	25,293	159,815	101,842	(FF)	667,960
Property-level operating expenses:
Senior living	291,831	1,443	293,274	395,796	109,277	(77,809)	(Z)	720,538	—	—	—	(3,039)	(O)	717,499
Medical office buildings	24,122	9,783	33,905	—	—	—		33,905	39,536	2,655	42,191	—		76,096
	315,953	11,226	327,179	395,796	109,277	(77,809)		754,443	39,536	2,655	42,191	(3,039)		793,595
Medical office building services costs	9,518	9,518	19,036	—	—	—		19,036	—	—	—	—		19,036
General, administrative and professional fees	49,830	7,981	57,811	47,558	749	(48,307)	(W)	57,811	31,057	—	31,057	—		88,868
Foreign currency loss	272	—	272	—	—	—		272	—	—	—	—		272
Loss (gain) on extinguishment of debt	9,791	—	9,791	2	—	(2)	(W)	9,791	(75)	—	(75)	75	(JJ)	9,791
Other	—	—	—	6,009	19,607	(85)	(W)	25,531	—	—	—	—		25,531
Merger related expenses and deal costs	19,243	—	19,243	—	—	—		19,243	5,118	—	5,118	—		24,361
Total expenses	789,070	52,748	841,818	573,107	199,532	(62,537)		1,551,920	307,487	26,960	334,447	60,558		1,946,925
Income (loss) before (loss) income from unconsolidated entities, income taxes, discontinued operations and noncontrolling interest	227,797	(9,779)	218,018	(28,545)	(33,249)	(49,097)		107,127	131,746	22,447	154,193	(49,592)		211,728
(Loss) income from unconsolidated entities	(664)	(664)	(1,328)	—	130	(130)	(W)	(1,328)	5,478	(12)	5,466	(887)	(GG)	3,251
Income tax (expense) benefit	(5,201)	(39)	(5,240)	7,560	—	32,303	(II)	34,623	—	—	—	—		34,623
Income (loss) from continuing operations	221,932	(10,482)	211,450	(20,985)	(33,119)	(16,924)		140,422	137,224	22,435	159,659	(50,479)		249,602
Net income (loss) attributable to noncontrolling interest	3,562	(3,616)	(54)	—	(5,907)	5,907	(M)	(54)	(1,643)	(317)	(1,960)	(3,165)	(GG)	(5,179)
Income (loss) from continuing operations attributable to common stockholders	$218,370	$(6,866)	$211,504	$(20,985)	$(27,212)	$(22,831)		$140,476	$138,867	$22,752	$161,619	$(47,314)		$254,781

Income from continuing operations attributable to common stockholders per common share:
Basic	$1.39	n/a	$1.35	n/a	n/a	n/a		$0.75	$1.14	n/a	$1.28	n/a		$0.88
Diluted	$1.38	n/a	$1.34	n/a	n/a	n/a		$0.75	$1.12	n/a	$1.25	n/a		$0.87

Shares used in computing earnings per common share:
Basic	156,608	n/a	156,608	n/a	n/a	30,522	(AA)	187,130	121,687	4,782	126,469	103,107	(HH)	290,237
Diluted	157,657	n/a	157,657	n/a	n/a	30,522	(AA)	188,179	124,339	4,782	129,121	103,107	(HH)	291,286

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

VENTAS, INC.

NOTES AND MANAGEMENT’S ASSUMPTIONS TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 1 — BASIS OF PRO FORMA PRESENTATION

Ventas, Inc. (“Ventas” or the “Company”) is a real estate investment trust (“REIT”) with a geographically diverse portfolio of seniors housing and healthcare properties in the United States and Canada.  The historical consolidated financial statements of Ventas include the accounts of the Company and its wholly owned subsidiaries and joint venture entities over which it exercises control.

On October 22, 2010, Ventas announced that it had entered into a definitive agreement to acquire 118 private pay seniors housing communities owned and/or operated by Atria Senior Living Group, Inc. (“Atria”) (including assets owned by Atria’s affiliate One Lantern Senior Living Inc (“One Lantern”)) from funds affiliated with Lazard Real Estate Partners LLC for a purchase price of approximately $3.1 billion, comprised of $1.35 billion in Ventas common stock (a fixed 24.96 million shares based on Ventas’s 10-day volume weighted average price as of October 20, 2010 of $54.09), $150 million in cash and the assumption or repayment of approximately $1.6 billion of debt and capital lease obligations, less assumed cash.

On February 28, 2011, Ventas announced that it had entered into a definitive agreement to acquire Nationwide Health Properties, Inc. (“NHP”) in a stock-for-stock transaction valued at approximately $7.4 billion.  Under the terms of the agreement, in the merger, NHP stockholders will receive a fixed exchange ratio of 0.7866 shares of Ventas common stock for each share of NHP common stock they own.

NOTE 2 — ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(A)      Reflects historical financial condition or results of operations of Atria as of or for the three months ended March 31, 2011 or for the year ended December 31, 2010.  Certain amounts have been reclassified to conform to Ventas’s presentation.

(B)        Reflects historical financial condition or results of operations of One Lantern as of or for the three months ended March 31, 2011 or for the year ended December 31, 2010.  Certain amounts have been reclassified to conform to Ventas’s presentation.

(C)        Represents adjustments to record the acquisition of Atria and One Lantern by Ventas based upon the estimated purchase price of approximately $3.1 billion.  The calculation of the estimated purchase price to be allocated is as follows (in millions, except per share amounts):

Equity to be issued (24.96 million shares at $54.09 per share) (1)	$1,350
Cash to be paid (assumed to be funded with borrowings from Ventas’s unsecured revolving credit facilities)	150
Assumption or repayment of net debt, including capital lease obligations	1,626
Estimated purchase price	$3,126

(1)          Purchase price will be adjusted based on the share price of Ventas common stock at closing consistent with the requirements of ASC 805, Business Combinations.

(D)       Reflects historical financial condition or results of operations of NHP as of or for the three months ended March 31, 2011 or for the year ended December 31, 2010.  Certain amounts have been reclassified to conform to Ventas’s presentation.

(E)         Represents adjustments to record the acquisition of NHP by Ventas based upon the estimated purchase price of approximately $7.4 billion.  Additionally, certain intercompany activity between Atria, One Lantern and NHP has been eliminated. The calculation of the estimated purchase price to be allocated is as follows (in millions, except per share amounts):

Equity to be issued (126.3 million shares of NHP common stock and 2.2 million Class A limited partnership units at $44.99 per share) (1)	$5,778
Assumption of debt (2)	1,614
Estimated purchase price	$7,392

(1)	Purchase price will be adjusted based on the share price of Ventas common stock at closing consistent with the requirements of ASC 805, Business Combinations.
(2)	Includes NHP’s joint venture share of total debt from its unconsolidated entities.

(F)         Reflects adjustment to eliminate assets of Atria and One Lantern included in the historical consolidated financial information that Ventas is not purchasing and an adjustment to record the estimated increase over Atria’s and One Lantern’s historical investment in real estate based upon the preliminary estimated fair value for the tangible and intangible real estate assets to be acquired.  These estimated values are as follows (in millions):

Land	$609
Buildings and improvements	2,539
Acquired lease intangibles	140
Construction in progress	34
Estimated fair value of net real estate investments	$3,322

(G)        Reflects adjustments to eliminate assets and liabilities of Atria and One Lantern included in the historical consolidated financial information that Ventas is not acquiring or assuming as part of the working capital consideration.

(H)       Represents the write-off of Atria’s, One Lantern’s and NHP’s historical deferred financing costs, which were not assigned any value in the preliminary purchase price allocation.

(I)            Represents the following adjustments (in millions):

Write-off Atria’s and One Lantern’s historical fair value of debt adjustment	$28
Fair value of debt adjustment recorded in connection with the acquisition	49
Debt not assumed as part of the acquisition included in the historical consolidated financial information	(58)
Net adjustment allocated for the acquired capital lease obligations	26
Atria and/or One Lantern debt anticipated to be repaid at closing	(181)
Anticipated borrowings on unsecured revolving credit facility (1)	391
Pro forma adjustment to debt	$255

(1)

Borrowings are comprised of $150 million of cash to be paid at closing, $181 million for the Atria and/or One Lantern debt anticipated to be repaid at closing and $60 million for estimated transaction and debt extinguishment costs to be paid related to the Atria and One Lantern acquisition.

(J)           Reflects adjustments to eliminate other liabilities of Atria and One Lantern included in the historical consolidated financial information that Ventas is not assuming as part of the working capital consideration, offset primarily by approximately $40.2 million of a contingent consideration liability, which was recorded based on preliminary fair value calculations.

(K)       Represents the write-off of Atria’s historical deferred income tax liability, which was not assigned any value in the allocation of the acquisition, offset by Ventas’s estimate of approximately $39.9 million for its deferred tax liability associated with the step up to fair value for book purposes of the Atria and One Lantern assets, acquired by a wholly-owned taxable REIT subsidiary of Ventas (difference between book and tax bases).

(L)         Represents the write-off of Atria’s and One Lantern’s historical equity, net of the issuance of 24.96 million shares of Ventas common stock to be issued in connection with the Atria acquisition, which was valued at $1.35 billion at the time of the announcement of the transaction.  Additionally, the adjustment includes a reduction of stockholders’ equity in the amount of $60 million for the estimated transaction and debt extinguishment costs to be paid related to the Atria and One Lantern acquisition.

(M)    Reflects the acquisition of the noncontrolling interest in One Lantern by Ventas as part of the transaction consideration.

(N)       Reflects adjustment to record the estimated increase over NHP’s historical investment in real estate based upon the preliminary estimated fair value for the tangible and intangible real estate assets to be acquired.  Additionally, certain intercompany activity between Atria, One Lantern and NHP has been eliminated. These estimated values and eliminations are as follows (in millions):

Land	$1,287
Buildings and improvements	5,653
Acquired lease intangibles	418
Construction in progress	22
Loans receivable	278
Investments in unconsolidated entities	85
Elimination of Atria and One Lantern assets leased from NHP that were classified as capital lease assets	(361)
Pro forma adjustment to net real estate investments	$7,382

(O)       Reflects the elimination of certain intercompany activity between Atria, One Lantern and NHP.

(P)         Reflects adjustment to eliminate historical other assets of NHP that were not assigned any value in the preliminary purchase price allocation and the elimination of certain intercompany activity between Atria, One Lantern and NHP, net of other acquired assets, primarily consisting of other intangible assets.

(Q)       Represents the following adjustments (in millions):

Fair market value of debt adjustment allocated for the acquisition	$66
Borrowings on unsecured revolving credit facility for estimated transaction costs and transition and integration expenses to be paid related to the NHP acquisition	125
Elimination of promissory note between Atria and NHP	(23)
Elimination of capital lease obligations between Atria, One Lantern and NHP	(207)
Pro forma adjustment to debt	$(39)

(R)        Reflects adjustment to eliminate historical other liabilities of NHP that were not assigned any value in the preliminary purchase price allocation, the elimination of certain intercompany activity between Atria, One Lantern and NHP and the recording of approximately $434.8 million of various lease intangibles, which primarily include below market operating lease intangibles, all of which are based on the preliminary fair value calculations.

(S)         Represents the adjustment to record the fair market value of the redeemable OP unitholder interests, which are valued at a price of $44.99 per unit (the acquisition value of each share of NHP common stock at the time the acquisition was announced).

(T)        Represents the adjustment to convert NHP’s historical equity into Ventas common stock, which was valued at a price of $44.99 per common share at the time the acquisition was announced.  Additionally, the adjustment includes a reduction of stockholders’ equity in the amount of $125 million for the estimated transaction costs and transition and integration expenses to be paid related to the NHP acquisition.

(U)       Reflects the adjustment to record the estimated increase over NHP’s historical noncontrolling interest value based upon the preliminary estimated fair value of the noncontrolling interest.

NOTE 3 — NHP 2011 AND VENTAS AND NHP 2010 TRANSACTIONS ADJUSTMENTS

(V)        Adjustments reflect the effect on Ventas’s and NHP’s historical consolidated statements of income and shares used in computing earnings per common share as if Ventas or NHP had consummated its significant 2011 and/or 2010 transactions on January 1, 2010.  With respect to Ventas, these adjustments primarily relate to the recording of income statement activity specific to the acquisition of Lillibridge Healthcare Services, Inc. and the acquisition of Sunrise Senior Living, Inc.’s noncontrolling interests in certain consolidated entities, and adjusting interest expense for a $200 million term loan with Bank of America, N.A. and a $400 million 3.125% senior notes issuance, assuming all transactions occurred on January 1, 2010.  With respect to NHP, the adjustments primarily relate to the recording of income statement activity for 2011 and 2010 acquisitions (56 properties subject to triple-net leases and 21 multi-tenant medical office buildings), adjusting income from loans and other investments for the funding/acquisition of five new mortgage loans, adjusting interest expense for the prepayment of $118.3 million of secured debt and $175 million of credit facility borrowings and adjusting shares used in computing earnings per share for equity issuances, assuming all transactions occurred on January 1, 2010.

NOTE 4 — ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(W)   Reflects adjustments to eliminate historical revenues and expenses of Atria and One Lantern attributable to assets or liabilities that Ventas is not acquiring or assuming as part of the acquisition.

(X)       Represents the following adjustments (in millions):

	For the Three Months Ended March 31, 2011	For the Year Ended December 31, 2010
Elimination of historical interest expense on debt not assumed as part of the acquisition	$(1)	$(5)
Fair market value of debt adjustment allocated for the acquisition	(4)	(14)
Elimination of historical interest related to Atria and/or One Lantern deferred financing fees	(1)	(4)
Elimination of Atria’s and/or One Lantern’s historical interest expense on debt anticipated to be repaid at closing	(4)	(13)
Additional interest expense on borrowings on unsecured revolving credit facility	3	13
Ventas debt repaid with proceeds from its February 2011 equity issuance	(3)	(19)
Net adjustment allocated for the acquired capital lease obligations	(1)	(5)
Pro forma adjustment to interest	$(11)	$(47)

(Y)        Based on the preliminary purchase price allocation, Ventas expects to allocate $609 million to land and $2.5 billion to buildings and improvements. Depreciation expense is calculated on a straight-line basis based on Ventas’s purchase price allocation and using a 35-year life for buildings and permanent structural improvements, a five-year life for furniture and equipment and a 10-year life for land improvements. Additionally, Ventas’s purchase price allocation includes $101 million of acquired in-place lease intangibles, which will be amortized over the average remaining life of these leases (approximately one year).  Further, the adjustment reflects the elimination of historical depreciation expense related to assets Ventas is not acquiring.

(Z)        Reflects adjustments to eliminate historical expenses of Atria and One Lantern attributable to assets or liabilities that Ventas is not acquiring or assuming as part of the acquisition, offset by the 5% management fee Ventas will be paying to Atria for management services related to the acquired communities.

(AA)        Reflects the issuance of 24.96 million shares of Ventas common stock upon consummation of the Atria and One Lantern acquisition and Ventas’s February 2011 equity issuance of 5.6 million shares.

(BB)

Reflects the net amortization of above and below market lease intangibles recorded by Ventas as a result of the NHP acquisition and the elimination of certain intercompany activity between Atria, One Lantern and NHP.

(CC)

Reflects the net amortization of above and below market lease intangibles recorded by Ventas as a result of the NHP acquisition and the elimination of NHP’s historical amortization related to above and below market lease intangibles.

(DD)

Reflects adjustments to eliminate revenues and expenses of NHP attributable to assets or liabilities that Ventas is not acquiring or assuming as part of the acquisition and the elimination of certain intercompany activity between Atria, One Lantern and NHP.

(EE)	Represents the following adjustments (in millions):

	For the Three Months Ended March 31, 2011	For the Year Ended December 31, 2010
Fair market value of debt adjustment allocated for the acquisition	$(7)	$(27)
Elimination of historical interest expense related to NHP deferred financing fees	(1)	(4)
Elimination of interest expense from a promissory note between Atria and NHP	—	(1)
Elimination of Atria and One Lantern capital lease obligation interest	(2)	(10)
Additional interest on borrowings on unsecured revolving credit facility	1	4
Pro forma adjustment to interest	$(9)	$(38)

(FF)

Based on the preliminary purchase price allocation, Ventas expects to allocate $1.3 billion to land and $5.7 billion to buildings and improvements. Depreciation expense is calculated on a straight-line basis based on Ventas’s purchase price allocation and using an average 34-year life for buildings and permanent structural improvements, a five-year life for furniture and equipment, an average eight-year life for land improvements and an average four-year life for tenant improvements. Additionally, Ventas’s purchase price allocation includes $261 million of in-place acquired lease intangibles, which will be amortized over the average remaining life of these leases. Further, the adjustment reflects the elimination of certain intercompany activity between Atria, One Lantern and NHP.

(GG)

Reflects the adjustment to record the estimated increase over NHP’s historical income related to the various joint venture entities as a result of the preliminary estimated fair value for the assets and liabilities acquired that will be depreciated and amortized over the estimated remaining useful life.

(HH)	Reflects the conversion of NHP common stock to Ventas common stock at the exchange ratio of 0.7866.

(II)	Reflects adjustments to eliminate the historical tax benefit of Atria, offset by the estimated tax benefit Ventas expects to recognize due to the acquisition.

(JJ)	Reflects adjustment to eliminate gains and expenses of NHP attributable to transactions that would not have occurred had the acquisition closed on January 1, 2010.

NOTE 5 — FUNDS FROM OPERATIONS AND NORMALIZED FUNDS FROM OPERATIONS

Ventas’s historical and pro forma funds from operations (“FFO”) and normalized FFO for the three months ended March 31, 2011 and the year ended December 31, 2010 are summarized as follows (in thousands):

VENTAS, INC.

UNAUDITED PRO FORMA FFO AND NORMALIZED FFO

For the three months ended March 31, 2011

(In thousands, except per share amounts)

	Ventas Historical	Atria Historical (A)	One Lantern Historical (B)	Atria and One Lantern Acquisition Adjustments (C)	Ventas Pro Forma for the Atria and One Lantern Acquisition	NHP Historical (D)	NHP 2011 Transactions Adjustments (V)	Pro Forma for NHP 2011 Transactions	NHP Acquisition Adjustments (E)	Total Pro Forma

Income (loss) from continuing operations attributable to common stockholders	$48,984	$(4,163)	$(5,522)	$10,759	$50,058	$39,811	$142	$39,953	$(11,772)	$78,239
Discontinued operations	—	—	—	—	—	10,740	—	10,740	(10,740)	—
Net income (loss) attributable to common stockholders	48,984	(4,163)	(5,522)	10,759	50,058	50,551	142	50,693	(22,512)	78,239
Adjustments:
Real estate depreciation and amortization	51,173	13,497	6,004	1,733	72,407	38,573	268	38,841	24,849	136,097
Real estate depreciation and amortization related to noncontrolling interest	(204)	—	—	—	(204)	(325)	—	(325)	(1,242)	(1,771)
Real estate depreciation and amortization related to unconsolidated entities	1,035	—	—	—	1,035	1,182	—	1,182	111	2,328
Gain on sale of real estate assets	—	—	—	—	—	(11,078)	—	(11,078)	11,078	—
FFO	100,988	9,334	482	12,492	123,296	78,903	410	79,313	12,284	214,893
Adjustments:
Income tax benefit	(3,197)	(667)	—	667	(3,197)	—	—	—	—	(3,197)
Loss on extinguishment of debt	16,520	—	—	—	16,520	—	—	—	—	16,520
Merger-related expenses and deal costs	6,449	—	—	—	6,449	5,097	—	5,097	—	11,546
Loss on interest rate swap	—	—	2,040	—	2,040	—	—	—	—	2,040
Amortization of other intangibles	256	—	—	—	256	—	—	—	—	256
Normalized FFO	$121,016	$8,667	$2,522	$13,159	$145,364	$84,000	$410	$84,410	$12,284	$242,058

Ventas’s historical and pro forma FFO and normalized FFO per diluted share outstanding for the three months ended March 31, 2011 follows (in thousands, except per share amounts)(1):

	Ventas Historical	Ventas Pro Forma for the Atria and One Lantern Acquisition	NHP Historical (D)	Total Pro Forma

Income from continuing operations attributable to common stockholders	$0.30	$0.26	$0.31	$0.27
Discontinued operations	—	—	0.08	—
Net income attributable to common stockholders	0.30	0.26	0.39	0.27
Adjustments:
Real estate depreciation and amortization	0.32	0.38	0.30	0.47
Real estate depreciation related to noncontrolling interest	0.00	—	0.00	(0.01)
Real estate depreciation and amortization related to unconsolidated entities	0.01	0.01	0.01	0.01
Gain on sale of real estate assets	—	—	(0.09)	—
FFO	0.62	0.65	0.61	0.74
Adjustments:
Income tax benefit	(0.02)	(0.02)	—	(0.01)
Loss on extinguishment of debt	0.10	0.09	—	0.06
Merger-related expenses and deal costs	0.04	0.03	0.04	0.04
Loss on interest rate swap	—	0.01	—	0.01
Amortization of other intangibles	0.00	—	—	—
Normalized FFO	$0.75	$0.77	$0.65	$0.83

Dilutive shares outstanding used in computing FFO and normalized FFO per common share	162,023	189,084	129,129	292,191

(1) Per share amounts may not add due to rounding.

VENTAS, INC.

UNAUDITED PRO FORMA FFO AND NORMALIZED FFO

For the year ended December 31, 2010

(In thousands, except per share amounts)

	Ventas Historical	Ventas 2010 Transactions Adjustments (V)	Pro Forma for Ventas 2010 Transactions	Atria Historical (A)	One Lantern Historical (B)	Atria and One Lantern Acquisition Adjustments (C)	Ventas Pro Forma for the Atria and One Lantern Acquisition	NHP Historical (D)	NHP 2010 and 2011 Transactions Adjustments (V)	Pro Forma for NHP 2010 and 2011 Transactions	NHP Acquisition Adjustments (E)	Total Pro Forma

Income (loss) from continuing operations attributable to common stockholders	$218,370	$(6,866)	$211,504	$(20,985)	$(27,212)	$(22,831)	$140,476	$138,867	$22,752	$161,619	$(47,314)	$254,781
Discontinued operations	27,797	(2,556)	25,241	—	—	—	25,241	4,899	(3,836)	1,063	—	26,304
Net income (loss) attributable to common stockholders	246,167	(9,422)	236,745	(20,985)	(27,212)	(22,831)	165,717	143,766	18,916	162,682	(47,314)	281,085
Adjustments:
Real estate depreciation and amortization	203,966	14,845	218,811	52,138	22,663	111,057	404,669	133,992	25,293	159,285	101,842	665,796
Real estate depreciation and amortization related to noncontrolling interest	(6,217)	—	(6,217)	—	—	—	(6,217)	(1,099)	(2,005)	(3,104)	(2,656)	(11,977)
Real estate depreciation and amortization related to unconsolidated entities	2,367	2,367	4,734	—	—	—	4,734	4,793	—	4,793	878	10,405
Discontinued operations:
Gain on sale of real estate assets	(25,241)	—	(25,241)	—	—	—	(25,241)	(16,948)	—	(16,948)	16,948	(25,241)
Depreciation on real estate assets	464	(464)	—	—	—	—	—	2,352	(1,473)	879	—	879
FFO	421,506	7,326	428,832	31,153	(4,549)	88,226	543,662	266,856	40,731	307,587	69,698	920,947
Adjustments:
Income tax expense (benefit)	2,930	39	2,969	(7,560)	—	(32,303)	(36,894)	—	—	—	—	(36,894)
Loss (gain) on extinguishment of debt	9,791	—	9,791	2	—	(2)	9,791	(75)	—	(75)	75	9,791
Merger-related expenses and deal costs	19,243	—	19,243	—	—	—	19,243	5,118	—	5,118	—	24,361
Loss on interest rate swap	—	—	—	—	16,020	—	16,020	—	—	—	—	16,020
Amortization of other intangibles	511	511	1,022	—	—	—	1,022	—	—	—	—	1,022
Gain on re-measurement of equity interest upon acquisition, net	—	—	—	—	—	—	—	(620)	—	(620)	—	(620)
Impairments	—	—	—	—	—	—	—	15,006	—	15,006	—	15,006
Normalized FFO	$453,981	$7,876	$461,857	$23,595	$11,471	$55,921	$552,844	$286,285	$40,731	$327,016	$69,773	$949,633

Ventas’s historical and pro forma FFO and normalized FFO per diluted share outstanding for the year ended December 31, 2010 follows (in thousands, except per share amounts)(1):

	Ventas Historical	Ventas Pro Forma for the Atria and One Lantern Acquisition	NHP Historical (D)	Total Pro Forma

Income from continuing operations attributable to common stockholders	$1.39	$0.75	$1.12	$0.87
Discontinued operations	0.18	0.13	0.04	0.09
Net income attributable to common stockholders	1.56	0.88	1.15	0.96
Adjustments:
Real estate depreciation and amortization	1.29	2.15	1.08	2.29
Real estate depreciation related to noncontrolling interest	(0.04)	(0.03)	(0.01)	(0.04)
Real estate depreciation and amortization related to unconsolidated entities	0.02	0.03	0.04	0.04
Discontinued operations:
Gain on sale of real estate assets	(0.16)	(0.13)	(0.14)	(0.09)
Depreciation on real estate assets	0.00	—	0.02	0.00
FFO	2.67	2.89	2.14	3.16
Adjustments:
Income tax expense (benefit)	0.02	(0.20)	—	(0.13)
Loss on extinguishment of debt	0.06	0.05	0.00	0.03
Merger-related expenses and deal costs	0.12	0.10	0.04	0.08
Loss on interest rate swap	—	0.09	—	0.05
Amortization of other intangibles	0.00	0.01	—	0.00
Gain on re-measurement of equity interest upon acquisition, net	—	—	0.00	0.00
Impairments	—	—	0.12	0.05
Normalized FFO	$2.88	$2.94	$2.30	$3.26

Dilutive shares outstanding used in computing FFO and normalized FFO per common share	157,657	188,179	124,514	291,286

(1) Per share amounts may not add due to rounding.

Pro forma FFO and normalized FFO are presented for information purposes only, and were based on available information and assumptions that the Company’s management believes to be reasonable; however, they are not necessarily indicative of what Ventas’s FFO or normalized FFO actually would have been assuming the transactions had occurred as of the dates indicated.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time.  Since real estate values, instead, have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.  To overcome this problem, Ventas considers FFO and normalized FFO appropriate measures of operating performance of an equity REIT.  Further, Ventas believes that normalized FFO provides useful information because it allows investors, analysts and Ventas management to compare Ventas’s operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences caused by unanticipated items.  Ventas uses the National Association of Real Estate Investment Trusts (“NAREIT”) definition of FFO.  NAREIT defines FFO as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of real estate property, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis.  Ventas defines “normalized FFO” as FFO excluding the following items (which may be recurring in nature): (a) gains and losses on the sales of real property assets; (b)

merger-related costs and expenses, including amortization of intangibles and transition and integration expenses, and deal costs and expenses, including expenses and recoveries, if any, relating to the Company’s lawsuit against HCP, Inc.; (c) the impact of any expenses related to asset impairment and valuations allowances, the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of the Company’s debt; (d) the non-cash effect of income tax benefits or expenses; (e) the impact of future unannounced acquisitions or divestitures (including pursuant to tenant options to purchase) and capital transactions; (f) gains and losses for the non-operational hedge agreements; and (g) any gains or losses on re-measurement of equity interests upon acquisition.

FFO and normalized FFO presented herein are not necessarily identical to FFO and normalized FFO presented by other real estate companies due to the fact that not all real estate companies use the same definitions.  FFO and normalized FFO should not be considered as alternatives to net income (determined in accordance with GAAP) as indicators of Ventas’s financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of Ventas’s liquidity, nor is FFO and normalized FFO necessarily indicative of sufficient cash flow to fund all of Ventas’s needs.  Ventas believes that in order to facilitate a clear understanding of Ventas’s consolidated historical operating results, FFO and normalized FFO should be examined in conjunction with net income as presented in the Unaudited Pro Forma Condensed Consolidated Financial Statements.